Exhibit 11.1

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS


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
Statement Regarding Computation of             Three months                     Nine months
Per Share Earnings                           ended September 30,             ended September 30,
                                         -----------------------------------------------------------
                                            1998            1997            1998            1997
                                         -----------     -----------     -----------     -----------
Basic earnings per share:
  Weighted-average shares outstanding      1,815,363       1,451,864       1,762,139       1,422,721
  Net income per share                   $       .40     $       .42     $      1.12     $      1.18

Diluted earnings per share:
  Weighted average shares outstanding      1,815,363       1,451,864       1,762,139       1,422,721
  Dilutive warrants                               --         426,146          68,861         450,590
  Dilutive stock options                      20,000          34,138          24,228          38,837
  Assumed repurchased under treasury
     stock method                            (17,743)       (282,856)        (49,308)       (289,375)
                                         -----------     -----------     -----------     -----------
  Weighted-average common shares
     outstanding and common share
        equivalents                        1,817,620       1,629,292       1,805,920       1,622,773
                                         -----------     -----------     -----------     -----------

Net income                               $   730,000     $   607,000     $ 1,974,000     $ 1,676,000
                                         ===========     ===========     ===========     ===========
Diluted net income per share             $       .40     $       .37     $      1.09     $      1.03
                                         ===========     ===========     ===========     ===========
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